EXHIBIT 99.4


Newbridge Networks and TeleHub Technologies Complete Joint Venture; TeraBridge Technologies is Officially Formed

May 25, 1999 9:13 AM EDT
New Company Makes Network Convergence a Reality; Call-Control Software Enables Switched Voice and Data Over a Single On-Demand Network

GURNEE, Ill., May 25 /PRNewswire/ -- To meet the growing demand for high-bandwidth, switched voice and data over a single network architecture, Newbridge Networks (NYSE: NN; Toronto: NNC) and TeleHub Technologies have announced the completion of the new joint venture company, TeraBridge Technologies. TeraBridge will market a Virtual Access Services Platform (VASP(TM)), commercially known as PathMinder(TM), a suite of software-based intelligent call control products that provide a graceful migration path from narrowband circuit switching to next generation, on-demand broadband networks. The software enables voice and data service convergence over an integrated and flexible broadband network architecture while protecting service provider investment in legacy narrowband circuit switches.

"We are quite pleased that the joint venture has been consummated so quickly. Newbridge Networks, leaders of the ATM-switch market, and TeleHub's vision of a software driven network, come to fruition through this joint venture," said John Strand, president and COO of TeraBridge. "Adding our software capabilities turns an ATM switch from a piece of hardware into a service platform capable of providing a new generation of integrated, on- demand services."

When combined with an ATM switch, PathMinder(TM) is the first service control platform capable of provisioning, managing, monitoring and billing voice or data calls -- from dial tone to termination -- over a public or private switched network. Running in parallel with any transport network, PathMinder offers the capabilities of a facilities-based network on a virtual basis, providing narrowband-to-broadband interworking to dynamically allocate bandwidth across any multiservice network.

The PathMinder software collects the necessary information from Signaling System 7 (SS7) and standard broadband interfaces to set up calls across any ATM network, as well as send necessary provisioning and connection commands to various network elements. This enables network providers to tailor services quickly, thereby gaining competitive advantages by reducing their time to market in delivering multiple services transparently, while network managers monitor, track and complete billing records of all transactions in millisecond increments.

The software was initially developed and tested over an ATM backbone network owned and operated by TeleHub Network Services -- now a sister company to TeraBridge -- to demonstrate advanced signaling concepts in a switched, broadband network, while maintaining high levels of reliability and service quality. TeraBridge will now sell the software to major switch vendors, carriers and service providers looking to migrate to next generation, switched voice and data service capabilities through data-base technology, rather than having to rely on existing network-based solutions or further hardware-based investment in legacy infrastructure.

Siemens  Information and  Communications  Networks recently signed a three- year
OEM   contract   for  the   PathMinder   software   to  enhance   its  suite  of
MainStreetXpress ATM switches.

The joint venture management will report to a board of directors equally comprised of Newbridge and TeleHub executives: Brian Jervis, Chairman of TeraBridge, and currently the Executive Vice President, Switching Products Group, Newbridge Networks; Tibor Schonfeld, Member of the Chairman's Executive Council, TeraBridge and Newbridge Networks; Kenneth Wigglesworth, VP and CFO, Newbridge Networks; John Strand, President and Chief Operating Officer, TeraBridge Technologies; Michael McLaughlin, Senior Vice President, Advanced Research and Chief Technology Officer for TeraBridge Technologies and TeleHub Communications; and William Becker, Chairman of TeleHub Communications.

Privately held and located just outside of Chicago in Gurnee, Illinois, TeraBridge Technologies Corporation is a software development and networking technology company dedicated to providing cost-effective, intelligent networking solutions for the carrier and network markets. For more information, call TeraBridge at 1-800-782-2000 or visit TeraBridge's Web site at www.terabridge.com.
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SOURCE TeraBridge  Technologies (C) PR Newswire. All rights reserved.